UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 16, 2022/ May 11, 2022

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina, 29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with

ITEM 1.01	Entry Into A Material Definitive Agreement

On May 11, 2022 Domtar Inc., a wholly-owned subsidiary of Domtar Corporation (the “Company”) entered into a Share Purchase Agreement with Kruger Kamloops Pulp L.P and Kruger Specialty Papers Holding L.P (the “Purchaser”) to sell the Company’s Kamloops, BC mill and related assets to the Purchaser for a purchase price of $300 million in cash, subect to customary adjustments (the “Transaction”). The Transaction is subject to customary closing conditions, including regulatory approval in Canada. Subject to the satisfaction or waiver of conditions of the Share Purchase Agreement, the transaction is expected to close in the second quarter of 2022.

The Share Purchase Agreement contains representations, warranties and covenants that are customary for similar transactions. The Share Purchase Agreement contains customary termination rights, including if the closing has not accurred on or prior to May 31, 2022.

The foregoing description of the Share Purchase Agreement and the transactions comtemplated thereby does not purport to be complete and is subect to, and qualified in its entirety by, the full text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

At the closing of the Transaction, the parties will enter into certain ancillary agreements, including a transition services agreement.

ITEM 7.01	Regulation FD Disclosure.

On May 12, 2022, Paper Excellence published a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements in this report about our plans, expectations and future performance are “forward-looking statements”. Forward-looking statements including, without limitation, statements regarding the timing of the close of the sale of Domtar’s Kamloops mill and the potential benefits of the sale, reflect the current analysis of existing information and are subject to various risks and uncertainties. Actual results may differ materially from those suggested by these statements for a number of reasons, including our ability to obtain the required regulatory approvals for the transactions, our ability to satisfy the other closing conditions, our ability to consummate the transaction on the anticipated timing, if at all, the COVID-19 pandemic and the resulting decrease in paper sales and the challenges we face in maintaining manufacturing operations, change in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, the failure to achieve our cost containment goals, costs of conversion in excess of our expectations, demand for linerboard, and the other reasons identified under “Risk Factors” in our Form 10-K for 2021 as filed with the SEC. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1:	Share Purchase Agreement, dated as of May 11, 2022, by and between Domtar Inc., Kruger Kamloops Pulp L.P. and Kruger Specialty Papers Holding L.P.

Exhibit 99.1:	Press release of Paper Excellence, dated May 12, 2022

Exhibit 104:	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice-President, General Counsel and Corporate Secretary

Date: May 16, 2022

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